UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2012, our Board of Directors approved an amendment, or Amendment No. 1, to our Amended and Restated Severance Benefit Plan, or, as so amended, the Plan.

The Plan provides Jack Lief, Dominic P. Behan, Ph.D., Robert E. Hoffman, William R. Shanahan, Jr., M.D., and Steven W. Spector severance benefits upon involuntary termination without cause or voluntary termination with good reason (as defined in the plan). The benefits under the Plan include cash severance benefits, continuation of health insurance coverage for the severance period, acceleration of stock options and awards that would otherwise have vested through the end of the severance period, and continued stock option exercisability until the later of (i) the original post-termination exercise period provided in the applicable stock option agreement or (ii) the number of months equal to the severance period (but not beyond the original contractual life of the option). Amendment No. 1 sets the severance period at 18 months for Dr. Behan and Mr. Spector. The severance period is 18 months for Mr. Lief and 12 months for Mr. Hoffman and Dr. Shanahan.

The foregoing description of the Plan is qualified in its entirety by reference to the Amended and Restated Severance Benefit Plan included as Exhibit 10.1 to a Form 8-K we filed with the Securities and Exchange Commission on December 31, 2008, and Amendment No. 1 attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

We are scheduled to present on February 14, 2012, a corporate overview and update at the 14th Annual BIO CEO & Investor Conference, during which we plan to provide end of 2011 cash results and our expectation that we will file a marketing authorization application, or MAA, for lorcaserin with the European Medicines Agency, or EMA, on March 2, 2012.

With regard to our 2011 cash results, we had cash and cash equivalents as of December 31, 2011, of approximately $57.6 million. This does not include the net proceeds of approximately $27.9 million (after $5.0 million debt repayment) from our January 2012 financing with Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about our presentation at the 14th Annual BIO CEO & Investor Conference and the filing of an MAA for lorcaserin. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: our filing of an MAA for regulatory approval of lorcaserin may not occur, or be accepted, when anticipated, if at all; the timing of regulatory review and approval is uncertain; the occurrence, timing and results of FDA advisory committee meetings for lorcaserin and other drug candidates; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than we or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; data and other information related to lorcaserin and our other research and development programs may not meet safety or efficacy requirements or otherwise be sufficient for regulatory review or approval; unexpected or unfavorable new data; risks related to commercializing new products; our ability to obtain and defend our patents; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; having adequate funds; risks related to relying on collaborative agreements; and satisfactory resolution of pending and any future litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Arena’s Amended and Restated Severance Benefit Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2012	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Arena’s Amended and Restated Severance Benefit Plan